UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 31, 2018

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01                             Entry into a Material Definitive Agreement

Credit Agreement

On May 31, 2018, GTT Communications, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among (1) the Company, as U.S. Borrower, (2) GTT Communications B.V., a subsidiary of the Company formed under the laws of The Netherlands, as EMEA Borrower (“EMEA Borrower” and, together with Company, the “Borrowers”), (3) KeyBank National Association, as administrative agent and letter of credit issuer, and (4) the lenders party thereto.  Credit Suisse Securities (USA) LLC, KeyBank Capital Markets Inc., SunTrust Robinson Humphrey, Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Citizens Bank, National Association and ING Capital LLC acted as joint lead arrangers and joint bookrunners Credit Suisse AG, Cayman Islands Brach, KeyBank National Association, SunTrust Bank, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. acted as syndication agents, and Citizens Bank, National Association, and ING Capital LLC acted as co-documentation agents.

The Credit Agreement provides for (1) a  €750 million term loan B facility to the EMEA Borrower (the “EMEA Term Loan Facility”), (2) a  $1,770 million term loan B facility to the Company (the “US Term Loan Facility”) and (3) a $200.0 million revolving credit facility to the Company (the “Revolving Facility”).  In addition, the Company may request incremental term loan commitments and/or incremental revolving loan commitments in an aggregate amount not to exceed the sum of $575 million and an unlimited amount that is subject to pro forma compliance with a net secured leverage ratio test.

The proceeds of the term loan facility were used on May 31, 2018 to pay a portion of the consideration payable in the Company’s acquisition of Interoute Communications Holdings S.A.(“Interoute”), which is described below, to repay certain existing indebtedness of the Company and Interoute, to pay various fees and expenses incurred in connection with the Interoute acquisition and related financing transactions, and for general corporate purposes.

The maturity date of the term loans under the US Term Loan Facility (“US Term Loans”) and the EMEA Term Loan Facility (“EMEA Term Loans” and, together with the US Term Loans, the “Term Loans”) is May 31, 2025 and the maturity date of the Revolving Facility is May 31, 2023.  Each maturity date may be extended per the terms of the Credit Agreement.  The Company may prepay loans under the Credit Agreement at any time, subject to certain notice requirements and breakage costs.  If within six months after entering into the Credit Agreement certain prepayments of the term loans made on May 31, 2018 are made or any amendment reduces the “effective yield” applicable to all or a portion of such term loans, such prepayment or repriced portions of the term loans will be subject to a penalty equal to 1.00% of the outstanding term loans being prepaid or repriced.

At the Company’s election, US Term Loans may be made as either Base Rate Loans or Eurocurrency Loans.  EMEA Term Loans will bear interest at the European Money Markets Institute EURIBO Rate plus the applicable margin.  The applicable margin for US Term Loans is 1.75% for Base Rate Loans and 2.75% for Eurocurrency Loans, subject to a “LIBOR floor” of 0.00%.  The applicable margin for the EMEA Term Loans is 3.25%, subject to a “EURIBOR floor” of 0.00%.  The applicable margin for revolving loans under the Revolving Facility is 1.75% for Base Rate Loans, 2.75% for Eurocurrency Loans denominated in U.S. Dollars and certain other approved currencies other than Euros and 3.25% for revolving loans denominated in Euros.

The obligations of the Company under the Credit Agreement are guaranteed by certain of its domestic subsidiaries (collectively, the “US Facility Guarantors”)  and the obligations of the EMEA Borrower are guaranteed by the Company and certain of its domestic and foreign subsidiaries (“EMEA Facility

Guarantors”).  The obligations of the Company under the Credit Agreement are secured by certain tangible and intangible assets of the Company and the US Facility Guarantors, including by a pledge of 100% of the equity interests of certain domestic subsidiaries of the Company and 65% of the equity interests of certain foreign subsidiaries of the Company.  The obligations of the EMEA Borrower under the Credit Agreement are secured by certain tangible and intangible assets of the Company, the EMEA Borrower and the other EMEA Facility Guarantors, including by a pledge of 100% of the equity interests of certain subsidiaries of the Company.  The EMEA Borrower and the EMEA Facility Guarantors that are foreign subsidiaries of the Company do not guaranty or provide collateral to secure the obligations of the Company or the US Facility Guarantors.

The Credit Agreement contains customary financial and operating covenants, including covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions.  The Revolving Facility includes a maximum consolidated net secured leverage ratio covenant that applies for any fiscal quarter as of the end of which the aggregate amount of revolving loans, face amount of all letters of credit and unpaid reimbursement obligations for letters of credit (excluding (i) undrawn letters of credit up to $20,000,000, (ii) letters of credit that are cash collateralized or backstopped in full by other letters of credit and (iii) for the fiscal quarters ending June 30, 2018 and September 30, 2018, revolving loans used to fund transaction expenses) exceeds 30% of the revolving loan facility commitment.  The term loan facility does not include a financial maintenance covenant.  The Credit Agreement also contains customary events of default, including among others nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants.  If a bankruptcy event of default occurs, the commitments under the Revolving Facility automatically terminate and the entire outstanding balance under the Credit Agreement will become immediately due and payable.  If any other event of default occurs and is continuing under the Credit Agreement, the administrative agent or the requisite lenders may terminate the commitments under the Revolving Facility and/or declare the entire outstanding balance under the Credit Agreement to become immediately due and payable.

Several of the lenders under the Credit Agreement and their affiliates may have various relationships with the Company and its subsidiaries involving the provision of financial services, such as investment banking, commercial banking, advisory, cash management, custody and corporate credit card services and interest rate hedging for which they will receive customary fees.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Amended and Restated Securities Purchase Agreements; Investor Rights Agreements

The information set forth in the third through seventh paragraphs of Item 3.02 below is hereby incorporated into this Item 1.01.

Item 1.02                               Termination of Material Definitive Agreement

In connection with the entry into the Credit Agreement described in Item 1.01 above, on May 31, 2018 the Company and its subsidiaries terminated the Credit Agreement, dated as of January 9, 2017, by and among (1) the Company, as borrower, (2) KeyBank National Association, as the administrative agent and as an LC issuer, (3) KeyBanc Capital Markets Inc., Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, (4) Credit Suisse AG, Cayman Islands Branch, and SunTrust Bank, as the syndication agents, (5) Citizens Bank, Wells Fargo Bank, National Association, and ING Capital LLC, as the documentation agents and  (6) the lenders party thereto.

Item 2.01                             Completion of Acquisition or Disposition of Assets.

On May 31, 2018, the Company completed the acquisition of all of the equity securities of Interoute from Emasan AG and Turbo Holdings Lux II Sarl (together with Emasan AG, the “Sellers”), pursuant to the previously announced Agreement for the Sale and Purchase of Interoute  (the “Purchase Agreement”), dated as of February 23, 2018, by and among the Company, the Sellers and GTT Americas, LLC, a wholly-owned subsidiary of the Company.  The purchase price was €1.9 billion and was paid in cash.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the description of the acquisition and the Purchase Agreement in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2018, which is incorporated herein by reference.

Item 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02                               Unregistered Sale of Equity Securities

On May 31, 2018 the Company issued an aggregate of 9,589,094 shares of Company common stock, and this issuance occurred substantially concurrently with the closing of the Interoute acquisition.  The aggregate purchase price received by the Company for such shares was $425 million.

The Company and Aleph Tiger Investors LP (“Aleph Tiger”) had entered into a Securities Purchase Agreement, dated as of March 25, 2018 (the “Aleph Tiger Purchase Agreement”) pursuant to which the Company agreed to sell to Aleph Tiger 3,948,449 shares of common stock for an aggregate purchase price of $175 million.  The Aleph Tiger Purchase Agreement is described in Item 3.02 of the Company’s Current Report on Form 8-K filed with the Commission on March 27, 2018.  On May 31, 2018, at the closing contemplated by the Aleph Tiger Securities Purchase Agreement, the Company issued 3,948,449 shares to Aleph Tiger and Aleph Tiger paid to the Company $175 million as the aggregate purchase price for such shares.

The Company and The Spruce House Partnership LP (“Spruce House”) had entered into an Amended and Restated Securities Purchase Agreement, dated as of February 23, 2018, pursuant to which the Company agreed to sell to Spruce House 170 shares of a newly created class of preferred stock of the Company, to be designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for a total purchase price of $170 million.  The 170 shares of Series A Preferred Stock issuable to Spruce House would be convertible into 3,835,637 shares of the Company’s common stock (assuming there were no adjustments to the conversion price), reflecting a conversion price of $44.3212 per share.  The Company and Acacia Partners, L.P. and certain affiliated funds (collectively “Acacia”) had entered into an Amended and Restated Securities Purchase Agreement, dated as of February 23, 2018, pursuant to which the Company agreed to sell to Acacia 80 shares of Series A Preferred Stock for a total purchase price of $80 million.  The 80 shares of Series A Preferred Stock issuable to Acacia would be convertible into 1,805,008 shares of the Company’s common stock, assuming there were no adjustments to the conversion price, reflecting a conversion price of $44.3212 per share.  The securities purchase agreements with Spruce House and Acacia and the terms of the Series A Preferred Stock are described in Item 3.02 of the Company’s Current Report on Form 8-K filed with the Commission on February 27, 2018.

The terms of the Series A Preferred Stock imposed restrictions on its conversion into common stock unless and until the stockholders of the Company approved such conversion by a stockholder vote and unless and until Spruce House obtained certain United States antitrust approvals (or the related waiting period expired).  The Series A Preferred Stock further provided that upon obtaining such stockholder approval and Spruce House obtaining such United States antitrust approvals (or the related waiting period expiring) the Series A Preferred Stock would automatically convert into shares of the Company’s common stock.  The conditions to such conversion were satisfied prior to the date on which the Series A Preferred Stock was required to be issued to Spruce House and Acacia and, accordingly, the Series A Preferred Stock issuable to Spruce House and Acacia was going to be converted into 3,835,637 and 1,805,008 shares of the Company’s common stock, respectively, immediately upon issuance at a conversion price of $44.3212 per share.  In order to simplify the issuance of the common stock, each of Spruce House and Acacia entered into an Amended and Restated Securities Purchase Agreement with the Company on May 30, 2018 (the “Spruce House Securities Purchase Agreement” and the “Acacia Securities Purchase Agreement,” respectively), providing for payment by each of them of the same aggregate purchase price contemplated by their respective securities purchase agreements dated as of February 23, 2018 but, instead of the Series A Preferred Stock, providing for the sale to them of that number of shares of common stock into which their respective Series A Preferred Stock would have been converted upon issuance, such that the sale price per share would be the same as the conversion price of $44.3212 per share.

On May 31, 2018, at the closing contemplated by the Spruce House Securities Purchase Agreement, the Company issued 3,835,637 shares of common stock to Spruce House and Spruce House paid to the Company $170 million as the aggregate purchase price for such shares.  On May 31, 2018, at the closing contemplated by the Acacia Securities Purchase Agreement, the Company issued 1,805,008 shares of common stock to Acacia and Acacia paid to the Company $80 million as the aggregate purchase price for such shares.

Copies of the Spruce House Securities Purchase Agreement and the Acacia Securities Purchase Agreement are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Form 8-K and incorporated herein by reference.

On May 31, 2018 the Company and Aleph Tiger entered into an Investor Rights Agreement, as contemplated by the Aleph Tiger Securities Purchase Agreement (the “Aleph Tiger Investor Rights Agreement”).  Pursuant to the Aleph Tiger Investor Rights Agreement, Aleph Tiger will be entitled to certain registration rights with respect to its common stock.  On May 31, 2018 the Company, Spruce House and Acacia entered into an Investor Rights Agreement, as contemplated by the Spruce House Securities Purchase Agreement and the Acacia Securities Purchase Agreement (the “Spruce House and Acacia Investor Rights Agreement”).  Pursuant to the Spruce House and Acacia Investor Rights Agreement, Spruce House and Acacia will be entitled to certain registration rights with respect to their common stock.  A copy of the Spruce House and Acacia Investor Rights Agreement and the Aleph Tiger Investor Rights Agreement are filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Form 8-K and incorporated herein by reference.

All of the Company shares issued to Aleph Tiger, Spruce House and Acacia are restricted securities under the Securities Act of 1933, as amended, and have been issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.

Item 8.01                               Other Events

On May 31, 2018, the Company issued a press release announcing the closing of the acquisition of Interoute under the Purchase Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report was required to be filed.

(b)         Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report was required to be filed.

(d)         Exhibits

10.1

Credit Agreement, dated as of May 31, 2017, by and among by and among (1) the Company, as U.S. Borrower, (2) GTT Communications B.V., a subsidiary of the Company formed under the laws of The Netherlands, as EMEA Borrower, (3) KeyBank National Association, as administrative agent and letter of credit issuer, and (4) the lenders party thereto.

10.2	Amended and Restated Securities Purchase Agreement, dated as of May 30, 2018, by and between GTT Communications, Inc. and The Spruce House Partnership LP.

10.3

Amended and Restated Securities Purchase Agreement, dated as of May 30, 2018, by and among GTT Communications, Inc., Acacia Partners, L.P and the funds affiliated with Acacia Partners, L.P. named therein.

10.4

Investor Rights Agreement, dated as of May 31, 2018, by and among GTT Communications, Inc., The Spruce House Partnership LP, Acacia Partners, LP, and the funds affiliated with Acacia Partners, L.P. named therein.

10.5	Investor Rights Agreement, dated as of May 31, 2018, by between GTT Communications, Inc. and Aleph Tiger Investors LP.

99.1	Press Release dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2018	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee Secretary and General Counsel